UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
March 16, 2023
(Date of Earliest Event Reported)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street,	Hanover,	Massachusetts	02339
Mailing Address:	288 Union Street,	Rockland,	Massachusetts	02370
(Address of principal executive offices, including zip code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(781)-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Departure of Directors

On March 16, 2023, Warren Q. Fields, who has served as a Director of Independent Bank Corp. (the "Company") and Rockland Trust Company ("Rockland Trust") since February 1, 2021, notified the Company and Rockland Trust of his voluntary decision not to stand for re-election at the Company's May 18, 2023 Annual Shareholder Meeting. Mr. Fields, therefore, will cease to serve as a Director as of the Annual Shareholder Meeting.

Effective March 20, 2023, Kevin Jones, who has served as a Director of Rockland Trust since 1997 and as a Director of the Company since 2000, will retire from the Board of Directors, upon reaching the age of 72, in accordance with the Governance Principles of the Company which provide that Directors will be ineligible to serve on the Board once they attain the age of 72 and that Directors who reach that age during their elected term shall retire from the Board upon reaching the age of 72.

In connection with the retirement of Mr. Jones, the size of the Company Board and the Rockland Trust Board will decrease to fourteen and the number of Class I Directors on the Company Board will decrease from five to four.

In connection with Mr. Fields’ voluntary decision not to stand for re-election and the previously announced voluntary decision of Christopher Oddleifson not to stand for re-election at the Annual Meeting, as of May 18, 2023 the size of the Company Board of Directors and the Rockland Trust Board will decrease to twelve and the number of Class III Directors on the Company Board will decrease to three.

The voluntary decisions of Mr. Fields and Mr. Oddleifson not to stand for re-election, and the retirement of Mr. Jones, were not due to any disagreement between any of them and the Company, Rockland Trust, the Board, or management.

Appointment of Officers

Effective March 20, 2023, the Company and Rockland Trust Company appointed Maureen A. Gaffney, age 44, as Senior Vice President, Controller and Principal Accounting Officer of the Company and Rockland Trust, to serve until her termination, retirement, resignation, death, removal, or disqualification. Ms. Gaffney has worked at Rockland Trust for 15 years and been the Controller of the Company and Rockland Trust for the past four years. Prior to her appointment, the title of Principal Accounting Officer was held by the Company’s Chief Financial Officer (CFO) Mark J. Ruggiero, who continues to serve as CFO and who was appointed as Rockland Trust's Executive Vice President of Consumer Lending effective March 20, 2023.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	March 20, 2023	By:	/s/Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL